Nicor Inc.
Exhibit 10.11
Form 8-K

TROPICAL SHIPPING COMPANY

FIRST AMENDMENT TO

TROPICAL ANNUAL INCENTIVE COMPENSATION PLAN

This Amendment (the “Amendment”) to the Tropical Annual Incentive Compensation Plan is effective as of July 23, 2009.  All capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to such terms in the Plan (as defined below).

WHEREAS, Tropical Shipping Company (the “Company”) previously adopted the Tropical Annual Incentive Compensation Plan, as revised effective January 1, 2008 (the “Plan”).

WHEREAS, pursuant to the terms of the Plan, the compensation committee (the “Committee”) of the board of directors of the Company may from time to time amend the provisions of the Plan;

WHEREAS, the Committee has determined that it is appropriate to amend the provisions of the Plan as a result of the application of Section 457A of the Code to the Plan;

NOW, THEREFORE, the Plan is hereby amended by deleting the provisions of the Plan under the heading “Incentive Payment Deferral,” including the paragraphs headed “Deferral under the Nicor Stock Deferral Plan” and “Deferral under this Plan” in their entirety.  In addition, all references to such provisions in the Plan are hereby deleted.

FURTHER, this First Amendment to the Plan shall be effective on the date approved by the Committee, unless otherwise specified herein.

In all other respects the Plan, as amended by this First Amendment shall remain in full force and effect.